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                                                                    EXHIBIT 23.2

                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-4 (File No. xxx-xxxxx) of our report dated January 16, 1997, on our audits of the consolidated financial statements and financial statement schedules of Meditrust as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
September 2, 1997